UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2015

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Information furnished under Item 5.02 is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Executive Officer.
On March 13, 2015, Post Holdings, Inc. (the “Company” or “Post”) agreed to separate employment with James L. Holbrook, EVP - Post Holdings and President and CEO, Post Consumer Brands. The separation is governed by a Separation and Release Agreement, which generally provides that the Company will pay Mr. Holbrook a lump sum payment of $1.2 million in exchange for (i) a non-compete and non-solicitation agreement, and (ii) a general release of all claims against the Company.  In connection with the separation, Post’s Board of Directors also approved the acceleration of vesting of 55,667 shares of restricted stock units and 290,000 non-qualified stock options held by Mr. Holbrook, effective March 13, 2015.  Mr. Holbrook’s last day of employment with Post was March 13, 2015.
The foregoing description of the Separation and Release Agreement is qualified in its entirety by reference to the complete terms and conditions of the Separation and Release Agreement, which will be filed in accordance with the rules of the Securities and Exchange Commission (the “SEC”).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 16, 2015	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: SVP, General Counsel & Administration, Secretary

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